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                                                                  EXHIBIT 10-j-2

                       ROCKWELL INTERNATIONAL CORPORATION

                 RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
                  ON DECEMBER 6, 1995 RESCINDING THE COMPANY'S
                  RETIREMENT POLICY FOR NON-EMPLOYEE DIRECTORS

        RESOLVED, that effective upon approval of the Directors Plan by the shareowners as hereinabove provided, the first one of the resolutions heretofore adopted by the Board of Directors on November 2, 1994 entitled "Directors Retirement Policy" be, and it hereby is, rescinded except to the extent that it shall apply to Directors who on this date have attained at least age 67 and to former Directors who prior to this date have retired and entered into consulting agreements contemplated by that resolution.